United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 16, 2009

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On October 19, 2009, PCS Edventures!.com, Inc., an Idaho corporation (the “Company”), issued a press release announcing that it had received a “Wells Notice” from the Salt Lake regional office staff of the United States Securities and Exchange Commission (the “SEC”) at or about the close of business on October 16, 2009.  In addition, the Company announced that its Chairman and Chief Executive Officer; its Executive Vice President and Chief Technology Officer; a former Officer; and one Director have also received Wells Notices.  These Wells Notices were issued in connection with a previously disclosed non-public SEC investigation into possible violations of federal securities laws stemming from disclosures made by the Company in its 8-K Current Report dated March 27, 2007, and in a related press release that announced a License Agreement with Global Techniques dba PCS Middle East (“PCS ME”), subsequent sales of PCS stock by certain officers and directors, book and record-keeping procedures and internal controls relating to revenue recognition from the License Agreement, and later disclosures

concerning the License Agreement.   Information about the investigation was previously disclosed in Part I, Item 3, of the Company’s 10-K Annual Report for the fiscal year ended March 31, 2009, in Part II, Item 1, of its 10-Q Quarterly Report for the quarter ended June 30, 2009, and in footnotes to the Company’s consolidated financial statements contained in those reports.  A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

99.1

Press Release dated October 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Date:	10/19/2009	By:
Anthony A. Maher
CEO, President and Chairman of the Board of Directors

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